EXHIBIT 10(t) - MATERIAL CONTRACTS

                               BONUS AGREEMENT


This Bonus Agreement is entered into this 30th day of May, 2000, by and between National Western Life Insurance Company of 850 East Anderson Lane, Austin, TX 78752-1602 ("NWL" or "we") and Richard M. Edwards 6528 Heron Drive, Austin, TX 78759 ("you" or "your").

WHEREAS, Richard M. Edwards is employed by NWL as Senior Vice President-International Marketing and has supervision over all international marketing efforts of NWL; and

WHEREAS, the parties desire to establish a bonus compensation arrangement as an incentive for Richard M. Edwards to meet certain production and production-related standards.

NOW THEREFORE, the parties agree as follows:

I. NWL will pay you four different and independent bonuses, as set forth below, under the following terms and conditions:

     A. Bonus 1- First Year Life Persistency Rate Bonus

         1. NWL will pay you a bonus based on the 12/31/00 Persistency Percentage of the 13th month persistency calculations for international life insurance policies. The data source for determining the company Persistency Percentage rate shall be the report entitled "Company Persistency Report-International- Without Annuities", which is provided by the NWL Information Services Department, using "Premiums- 13 Month Persistency."

          2. The Persistency Percentage will then determine the amount of the bonus as follows (only one section shall apply):

               a) No bonus shall be paid if the Persistency Percentage is below 93%.
               b) If the Persistency Percentage is equal to 93%, then the bonus shall be $9,000.
               c) If the Persistency Percentage is greater than 93% but less than 96%, then the bonus shall be $9,000, plus $750 for each 1% over 93%, or a pro-rata amount thereof for percentages stated as other than whole percentages.
               d) If the Persistency Percentage is equal to 96%, then the bonus shall be $11,250.
               e) If the Persistency Percentage is greater than 96% but less than 99%, then the bonus shall be $11,250 plus $2,250 for each 1% over 96%, or a pro-rata amount thereof for percentages stated as other than whole percentages.
               f) If the Persistency Percentage is equal to 99%, then the bonus shall be $18,000.
               g) If the Persistency Percentage is greater than 99%, then the bonus shall be $18,000 plus $4,220 for each additional 1% that the Persistency Percentage exceeds 99%, or a pro-rata share thereof for percentages stated as other than whole percentages.

          3. The assumptions that will be used in the calculation of the First-Year Life Persistency Rate Bonus is as follows:
               a) That the "Company Persistency Report- International-Without Annuities" is the same report used for agency convention qualification purposes;
               b) That the above mentioned report does not reflect true one-year persistency, but reflects the persistency of policies written in the most recent 13 months; and
               c) That the 13 Month Persistency Percentage will be calculated as of 12/31/00, based on premiums.

     B. Bonus 2- Second-Year Life Persistency Rate Bonus

          1. NWL will pay you a bonus based on the 12/31/00 Persistency Percentage of the 24th month persistency calculations for international life insurance policies. The data source for determining the company Persistency Percentage rate shall be the report entitled "Company Persistency Report- International- Without Annuities", which is provided by the NWL Information Services Department, using "Premiums- 24 Month Persistency".

          2. The Persistency Percentage will then determine the amount of the bonus as follows (only one section shall apply):

               a) No bonus shall be paid if the Persistency Percentage is below 89%.
               b) If the Persistency Percentage is equal to 89%, then the bonus shall be $9,000.
               c) If the Persistency Percentage is greater than 89% but less than 92%, then the bonus shall be $9,000 plus $750 for each 1% over 89%, or a pro-rata amount thereof for percentages stated as other than whole percentages.
               d) If the Persistency Percentage is equal to 92%, then the bonus shall be $11,250.
               e) If the Persistency Percentage is greater than 92% but less than 95%, then the bonus shall be $11,250 plus $2,250 for each 1% over 92%, or a pro-rata amount thereof for percentages stated as other than whole percentages.
               f) If the Persistency Percentage is equal to 95%, then the bonus shall be $18,000.
               g) If the Persistency Percentage is greater than 95%, then the bonus shall be $18,000 plus $4,220 for each additional 1% that the Persistency Percentage exceeds 95%, or a pro-rata share thereof for percentages stated as other than whole percentages.

          3. The assumptions that will be used in the calculation of the Second-Year Life Persistency Rate Bonus is as follows:
               a) That the "Company Persistency Report- International- Without Annuities" is the same report used for agency convention qualification purposes;
               b) That the above mentioned report does not reflect true two-year persistency, but reflects the persistency of policies written in the most recent 24 months; and
               c) That the 24 Month Persistency Percentage will be calculated as of 12/31/00, based on premiums.

     C. Bonus 3-Collected International Life First-Year Premiums Bonus
          1. NWL will pay you a bonus based on Collected International Life First-Year Premiums. The data source used for determining the Total Collected Premiums will be the Report No. UT69-3BON, International Bonus, using the fields "First Year Premium" and "Single Premium".

          2. The Total Collected Premiums shall be calculated as follows:
          There are two components of the Total Collected Premiums: the International First Year Premiums and the International Single Premiums.
               a) International First Year Premiums shall be determined from Report No. UT69-3BON, "International Bonus", "First Year Premium" as of 12/31/00.
               b) International Single Premiums shall be determined from Report No. UT69-3BON, "International Bonus", "Single Premium" as of 12/31/00. The International Single Premiums will then be multiplied by 5% to determine the amount of International Single Premiums to be included in the bonus calculation. This amount will then be added to the International First-Year Premiums to determine the Total Collected Premiums.

          3. The Total Collected Premium will then determine the amount of the bonus as follows (only one section shall apply):
               a) No bonus will be paid if the Total Collected Premium is less than $13,000,000.
               b) If the Total Collected Premium equals $13,000,000, then the bonus shall be $42,000.
               c) If the Total Collected Premium is greater than $13,000,000, but less than $16,250,000, then the bonus shall be $42,000 plus $323 for each additional $100,000 over $13,000,000, or a pro-rata share thereof.
               d) If the Total Collected Premium equals $16,250,000, then the bonus shall be $52,500.
               e) If the Total Collected Premium is greater than $16,250,000, but less than $19,500,000, then the bonus shall be $52,500 plus $969 for each additional $100,000 over $16,250,000, or a pro-rata share thereof.
               f) If the Total Collected Premium is equal to $19,500,000, then the bonus shall be $84,000.
               g) If the Total Collected Premium is greater than $19,500,000, then the bonus shall be $84,000 plus $1,425 for each additional $100,000 over $19,500,000, or a pro-rata amount thereof.

          4. The assumptions made in calculation of this bonus are as follows:
               a) That 100% of the International First-Year Life Insurance Premium is included;
               b) That 5% of the International Single Premium Life Insurance is included;
               c) That the Total Collected Premium includes no renewal life insurance premiums;
               d) That this bonus is based on international life insurance premiums only and excludes all domestic premiums; and
               e) That this bonus is calculated for the calendar year 2000, as of 12/31/00.

     D. Bonus 4 - Collected International Investment Contract First-Year and Single Deposit Bonus

          1. NWL will pay you a bonus based on collected International Investment Contract and annuity first-year and single deposits and premiums. The data source for determining the Total Collected Deposits will be the report New Business Market Summary - International, Report #5, using the field "Annuity, YTD Paid Premium.

          2. The Total Collected Deposits shall then be multiplied by .0005 which result will be the amount of the bonus.

          3. The assumptions made in calculation of this bonus are as follows:

               a) That the bonus is based on first-year and single deposits only.
               b) That this bonus is based on International Investment Contract and annuity first-year and single deposits and premiums only and excludes all domestic premiums or deposits.
               c) That this bonus includes no renewal premiums or deposits or any premiums or deposits after first year.
               d) That this bonus is determined as of 12/31/00 and is based on Year 2000 premiums and deposits only.

II. All bonus performance is based on production produced between January 1, 2000 and December 31, 2000.

III. All bonuses will be calculated after December 31, 2000 based on reports as of December 31, 2000.

IV. All bonuses will be calculated and paid, if amounts are due, as soon as reasonably possible after January 1, 2001 but no later than February 1, 2001

V. The term of this contract is from January 1, 2000 to December 31, 2000. Under no circumstances will this bonus agreement automatically renew for the following year. Both you and NWL must sign a separate agreement if renewal of this agreement is desired.

VI. In order to qualify for the bonus and be paid the bonus, you must be employed by NWL on the date that the bonus is actually paid by NWL.

During the year 2000 if your employment with NWL is terminated for any reason other than your voluntary termination or "termination for cause" by NWL, NWL will, following year-end, determine whether or not any bonus would have been due for 2000. If NWL decides that such a bonus would have been due, considering all off-sets and deductions that might be imposed under this agreement, NWL will pay a pro-rata portion of the bonus to you, or if you are not living at that time then to your spouse, of if you and your spouse are not living at that time, then to your children.

The pro-rata portion will be determined by dividing the total number of days of 2000 up to your date of termination, by the total number of days in 2000 and multiplying that result times the bonus as described above in the preceding paragraph.

"Termination for cause" means termination for inappropriate or unsatisfactory work performance, work habits, conduct, behavior or demeanor including, but not limited to, the examples listed in the Code of Conduct that is incorporated in NWL's Employee Handbook.

VII. Nothing in this agreement limits NWL's authority to make ALL decisions concerning products, including, but not limited to, profitability issues, commission and overwrite amounts, publications, advertising, compliance, market conduct, underwriting, and availability.

VIII. This agreement shall not be amended, modified, or altered in any manner except in a writing signed by both parties. This agreement shall be governed, interpreted and construed according to the laws of the State of Texas.

IX. This agreement constitutes the complete and exclusive agreement of the parties with respect to your Bonus Compensation and supersedes any prior understandings or written or oral agreements between the parties respecting this subject matter.

X. This Bonus Agreement is binding upon signing. There are no conditions precedent or subsequent, other than the conditions specifically mentioned in this contract, that must occur before this contract becomes binding upon both parties. There are no representations other than those expressly included in this agreement relating to bonus compensation of Richard M. Edwards.


EXECUTED at Austin, Texas, on May 30, 2000.


NATIONAL WESTERN LIFE INSURANCE COMPANY


By: /S/ Ross R. Moody
    Ross R. Moody, President


/S/ Richard M. Edwards
Richard M. Edwards
Senior Vice President- International Marketing